EXHIBIT 11.03

                          ORGANIC FOOD PRODUCTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE


                                                             YEARS ENDED
                                                               JUNE 30,
                                                      --------------------------

                                                         1997           1996
                                                         ----           ----

PRIMARY  EARNINGS PER SHARE: (1)
COMMON STOCK  EQUIVALENTS
  OPTIONS AND WARRANTS GRANTED AND UNEXERCISED           975,666        938,000
  ASSUMED BUYBACK OF OPTIONS (2)                        (580,749)      (536,250)
                                                      ----------     ----------
                                                         394,917        401,750
TOTAL WEIGHTED AVERAGE SHARES ISSUED                   5,297,913      5,717,663
                                                      ----------     ----------
WEIGHTED AVERAGE SHARES  OUTSTANDING                   5,692,830      6,119,413
                                                      ==========     ==========

FULLY DILUTED EARNINGS PER SHARE: (1)
COMMON STOCK EQUIVALENTS
  OPTIONS AND WARRANTS GRANTED AND UNEXERCISED           975,666        938,000
  ASSUMED BUYBACK OF OPTIONS (2)                        (580,749)      (536,250)
                                                      ----------     ----------
                                                         394,917        401,750
TOTAL WEIGHTED AVERAGE SHARES ISSUED                   5,297,913      5,717,663
                                                      ----------     ----------
WEIGHTED AVERAGE SHARES OUTSTANDING                    5,692,830      6,119,413
                                                      ==========     ==========



(1) EARNINGS PER SHARE ARE BASED UPON THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING FOR EACH OF THE RESPECTIVE YEARS. ALL WEIGHTED AVERAGE SHARES OUTSTANDING GIVE RETROACTIVE EFFECT TO THE 2,000 FOR 1 STOCK SPLIT IN OCTOBER, 1995, AND THE ISSUANCE OF 2,250,000 IN RELATION TO THE POOLING COMBINATION. PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULES, COMMON STOCK ISSUED FOR CONSIDERATION BELOW THE ANTICIPATED OFFERING PRICE PER SHARE DURING THE PERIOD PRIOR TO FILING OF THE REGISTRATION STATEMENT HAS BEEN INCLUDED IN THE CALCULATION OF COMMON SHARE EQUIVALENT SHARE, USING THE TREASURY STOCK METHOD, AS IF THEY HAD BEEN OUTSTANDING FOR ALL PERIODS PRESENTED.

(2) BUYBACK OF OPTIONS UNDER THE TREASURY STOCK METHOD IS AT THE ASSUMED IPO PRICE OF $4.00 PER SHARE.